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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            EXCEL LEGACY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                               33-0781747
        (State of Incorporation)                    (I.R.S. Employer
                                                   Identification No.)

     16955 VIA DEL CAMPO, SUITE 100                       92127
          SAN DIEGO, CALIFORNIA                        (Zip Code)
          (Address of Principal
           Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
           -------------------               ------------------------------
9.0% Convertible Redeemable Subordinated         American Stock Exchange
Secured Debentures due November 5, 2004

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        Excel Legacy Corporation, a Delaware corporation (the "Company"), will issue its 9.0% Convertible Redeemable Subordinated Secured Debentures due November 5, 2004 (the "Debentures"). A description of the Debentures meeting the requirements of this item appears under the heading "Description of the Legacy Debentures and the Legacy Notes" in the Company's Registration Statement on Form S-4 (File No. 333-80339), as amended, filed with the Securities and Exchange Commission (the "Commission") on June 9, 1999.

Item 2. Exhibits.

        3.1 Amended and Restated Certificate of Incorporation of Excel Legacy Corporation. (1)

        3.2     Amended and Restated Bylaws of Excel Legacy Corporation. (1)

        4.1     Form of Debenture. (2)

        (1) Previously filed with the Commission and incorporated herein by reference from the Company's Registration Statement on Form S-11 (File No. 333-55715) filed with the Commission on June 1, 1998.

        (2)     Filed herewith.



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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 12, 1999


                                        EXCEL LEGACY CORPORATION

                                        By: /s/ James Y. Nakagawa
                                           -------------------------------------
                                           James Y. Nakagawa
                                           Chief Financial Officer



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